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                                                                    EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan, the 1996 Stock Plan, and the 1996 Director Option Plan and in the Registration Statement (Form S-8) pertaining to the 1994 Stock Plan of Borealis Technology Corporation of our report dated January 16, 1998, with respect to the financial statements of Borealis Technology Corporation included in the Annual Report (Form 10-KSB) for the year ended December 31, 1997.



                                                            /s/Ernst & Young LLP
Reno, Nevada
March 30, 1998